UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2017

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor

Newport Beach, California 92660

(Address of principal executive offices and zip code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

2025 Notes Indenture

On January 31, 2017, William Lyon Homes, Inc. (“California Lyon”), a California corporation and a wholly owned subsidiary of William Lyon Homes, a Delaware corporation (“Parent”), completed the sale to certain purchasers (the “Offering”) of $450.0 million in aggregate principal amount of 5.875% Senior Notes due 2025 (the “Notes”), in a private placement to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and outside the United States in reliance on Regulation S under the Securities Act. The Notes were issued pursuant to an indenture, dated as of January 31, 2017 (the “2025 Notes Indenture”), by and among California Lyon, Parent, the subsidiary guarantors party thereto (together with Parent, the “Guarantors”) and U.S. Bank National Association, as trustee.

Parent, through California Lyon, used the net proceeds from the Offering to purchase $395,648,000 of the outstanding aggregate principal amount of the 8.5% senior notes due 2020 (the “2020 Notes”) issued by California Lyon pursuant to its previously announced cash tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation”). Parent, through California Lyon, will use the remaining proceeds, together with cash on hand, for the retirement of the remaining outstanding 2020 Notes.

Pursuant to the 2025 Notes Indenture, interest on the Notes will be paid semi-annually on January 31 and July 31, commencing July 31, 2017. The Notes will mature on January 31, 2025.

The Notes and the guarantees are California Lyon’s and the Guarantors’ senior unsecured obligations. The Notes and the guarantees rank equally in right of payment with all of California Lyon’s and the Guarantors’ existing and future unsecured senior debt, and senior in right of payment to all of California Lyon’s and the Guarantors’ existing and future subordinated debt. The Notes and the guarantees will be effectively subordinated to any of California Lyon’s and the Guarantors’ existing and future secured debt.

On or after January 31, 2020, California Lyon may redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount on the redemption date) set forth below plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, if redeemed during the 12-month period commencing on each of the dates as set forth below:

Year	Percentage
January 31, 2020	102.938%
January 31, 2021	101.469%
January 31, 2022	100.734%
January 31, 2023 and thereafter	100.000%

Prior to January 31, 2020, the Notes may be redeemed in whole or in part at a redemption price equal to 100% of the principal amount plus a “make-whole” premium, and accrued and unpaid interest, if any to, but not including, the redemption date.

In addition, any time prior to January 31, 2020, California Lyon may, at its option on one or more occasions, redeem Notes (including any additional notes that may be issued in the future under the 2025 Notes Indenture) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (including any additional notes that may be issued in the future under the 2025 Notes Indenture) issued prior to such date at a redemption price (expressed as a percentage of principal amount) of 105.875%, plus accrued and unpaid interest, if any, to, but not including, the redemption date, with an amount equal to the net cash proceeds from one or more equity offerings by Parent.

If California Lyon experiences certain change of control events (as defined in the 2025 Notes Indenture), holders of the Notes will have the right to require California Lyon to repurchase all or a portion of the Notes at 101% of their principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The 2025 Notes Indenture contains certain covenants limiting, among other things, the ability of Parent, California Lyon and their restricted subsidiaries to:

•	incur or guarantee additional indebtedness or issue certain equity interests;

•	pay dividends or distributions, repurchase equity or make payments in respect of subordinated indebtedness;

•	make certain investments;

•	sell assets;

•	incur liens;

•	create certain restrictions on the ability of restricted subsidiaries to pay dividends or to transfer assets;

•	enter into transactions with affiliates;

•	create unrestricted subsidiaries; and

•	consolidate, merge or sell all or substantially all of its assets.

These covenants are subject to a number of exceptions and qualifications as set forth in the 2025 Notes Indenture. The 2025 Notes Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on such Notes to be declared due and payable. In addition, if the Notes are assigned an investment grade rating by certain rating agencies and no default or event of default has occurred or is continuing, certain covenants related to the Notes will be suspended. If the rating on the Notes should subsequently decline to below investment grade, the suspended covenants will be reinstated.

The foregoing description of the 2025 Notes Indenture is qualified in its entirety by reference to the full text of the 2025 Notes Indenture filed as Exhibit 4.1 hereto and incorporated by reference herein.

Third Supplemental Indenture

In connection with the Tender Offer and Consent Solicitation, on January 31, 2017, California Lyon, Parent and certain of their subsidiaries entered into the Third Supplemental Indenture (the “Third Supplemental Indenture”) to the 2020 Notes Indenture, dated November 8, 2012 (as amended, the “2020 Notes Indenture”), by and among the California Lyon, Parent, the guarantors party thereto and U.S. Bank National Association, as trustee, governing the 2020 Notes. The Third Supplemental Indenture was entered into to eliminate substantially all of the restrictive covenants and certain events of default and reduce the minimum notice period required for optional redemptions of the 2020 Notes to two business days.

The foregoing description of the Third Supplemental Indenture is qualified in its entirety by reference to the full text of the Third Supplemental Indenture filed as Exhibit 4.3 hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On January 31, 2017, California Lyon issued an irrevocable notice of redemption (the “Notice”) with respect to the 2020 Notes. Pursuant to the Notice, California Lyon gave holders of the 2020 Notes notice that it will redeem all of the outstanding 2020 Notes on February 2, 2017 (the “Redemption Date”). The 2020 Notes, which have an outstanding principal balance of $29,352,000, will be redeemed in full pursuant to the redemption provisions of the 2020 Notes Indenture. The redemption price will be equal to 104.250% of the principal amount of the 2020 Notes being redeemed, plus accrued and unpaid interest, if any, to the Redemption Date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1	Indenture, dated January 31, 2017, among California Lyon, the Guarantors and U.S. Bank National Association, as trustee.
4.2	Form of 5.875% Senior Notes due 2025 (included in Exhibit 4.1).
4.3	Third Supplemental Indenture, dated January 31, 2017, among California Lyon, Parent, the guarantors party thereto and U.S. Bank National Association, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2017

WILLIAM LYON HOMES

By:	/s/ Colin T. Severn
Name:	Colin T. Severn
Its:	Senior Vice President and Chief Financial Officer